Consensus Cloud Solutions, Inc.
Reports Third Quarter 2026 Results;
Releases Q4 2026 Guidance;
Narrows Full Year 2026 Revenue and Adjusted EBITDA Guidance;
Raises Full Year 2026 Adjusted Earnings Per Diluted Share Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the third quarter of 2026.

“Our Q3 achievements continued the momentum of the past few quarters. Our corporate channel exceeded 9% revenue growth for the second straight quarter. We also experienced sustained improvement in the SoHo channel within the range of our expectations. In addition, we were able to repurchase approximately 550,000 shares of our common stock during the quarter at what we believe are attractive prices. Finally, we amended our credit facility in anticipation of retiring the 6.5% Notes in 2027,” said Scott Turicchi, CEO of Consensus.

THIRD QUARTER UNAUDITED 2026 HIGHLIGHTS

Q3 2026 quarterly revenues increased by $3.2 million or by 3.7% to $91.0 million compared to $87.8 million for Q3 2025. This increase was primarily due to an increase of $5.1 million or 9.1% in our Corporate business, partially offset by a decrease of $1.9 million or 6.0% in our small office/home office (“SoHo”) business relating to our strategic initiative.

Net income (1) decreased by $0.1 million or 0.5% to $22.0 million in Q3 2026 compared to $22.1 million for Q3 2025. The decrease was primarily due to increases in our personnel-related expense and depreciation and amortization expense, partially offset by an increase in revenues and a decrease in income tax expense. Q3 2026 net income margin (1) was 24.2% compared to 25.2% for Q3 2025.

Earnings per diluted share (1) remained consistent in both Q3 2026 and Q3 2025 at $1.15.

Adjusted EBITDA (3,4) for Q3 2026 of $47.6 million increased compared to $46.4 million for Q3 2025, primarily due to the increase in revenues discussed above, partially offset by higher operating expenses. Adjusted EBITDA margin (3) was 52.3% and 52.8% in Q3 2026 and Q3 2025, respectively.

Adjusted net income (1,2) in Q3 2026 increased to $28.7 million from $26.6 million in Q3 2025. The increase was primarily driven by the increase in revenues discussed above, and an increase in the amount of expenses in the current period that were excluded from adjusted net income, primarily share-based compensation expense and a loss on debt extinguishment.

Adjusted earnings per diluted share (1,2) for the quarter increased to $1.50 in Q3 2026 compared to $1.38 in Q3 2025, primarily due to the items discussed above.

Net cash provided by operating activities in Q3 2026 decreased to $45.6 million from $51.6 million in Q3 2025. Free cash flow (5) in Q3 2026 decreased to $38.6 million from $44.4 million in Q3 2025. The decreases in net cash provided by operating activities and Free cash flow (5) were primarily attributable to changes in our working capital accounts.

Key financial results from operations for Q3 2026 versus Q3 2025 are set forth in the following table. Reconciliations of GAAP measures to comparable non-GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q3 2026	Q3 2025	Change
Revenues	$91,003	$87,767	3.7%
Net income (1)	$21,980	$22,091	(0.5)%
Net income margin (1)	24.2%	25.2%	(1.0) pts
Earnings per diluted share (1)	$1.15	$1.15	—
Adjusted net income (1,2)	$28,658	$26,617	7.7%
Adjusted earnings per diluted share (1,2)	$1.50	$1.38	8.7%
Adjusted EBITDA (3,4)	$47,627	$46,360	2.7%
Adjusted EBITDA margin (3)	52.3%	52.8%	(0.5) pts
Net cash provided by operating activities	$45,602	$51,626	(11.7)%
Free cash flow (5)	$38,569	$44,441	(13.2)%

Notes:

(1)
The effective tax rates were approximately 22.2% for Q3 2026 and 26.3% for Q3 2025. The non-GAAP effective tax rates were approximately 18.8% for Q3 2026 and 22.3% for Q3 2025. The calculation for net income margin is net income divided by revenues.

(2)
Adjusted net income and Adjusted earnings per diluted share exclude certain non-GAAP items, as defined in the accompanying Reconciliation of GAAP to non-GAAP Financial Measures. Such exclusions totaled $0.35 and $0.23 per diluted share for the three months ended September 30, 2026 and 2025, respectively. Adjusted net income and Adjusted earnings per diluted share are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes.

(3)
Adjusted EBITDA is defined as earnings before interest expense; interest income; other income, net; income tax expense; depreciation and amortization; and other items used to reconcile earnings per diluted share to Adjusted earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes. The most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA margin is net income and net income margin.

(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Adjusted EBITDA.
(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. Free cash flow amounts are not meant as a substitute for measures calculated in accordance with GAAP, but are solely for informational purposes.

CAPITAL ALLOCATION STRATEGIC INITIATIVES
Including the cash outlays for strategic capital allocation initiatives detailed below, Consensus ended the quarter with $106.7 million in cash and cash equivalents.

The following table consists of our material capital allocation strategic initiatives (in thousands):

Capital Allocation:	Q3 2026	Cumulative Total	Remaining Under the Plan (6,7)
Debt repurchase programs (6)	$—	$222,614	$348,247
Common stock repurchase program (7)	$20,699	$102,482	$97,518

	Q3 2026	YTD 2026
Purchases of property and equipment	$7,033	$22,216

Notes:

(6)
On November 9, 2023, the Company’s Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the previously outstanding senior notes that were due in 2026 and the 2028 Senior Notes (“2023 Debt Repurchase Program”). The authorization permitted an aggregate principal amount reduction of up to $300 million and was set to expire on November 9, 2026. On November 5, 2026, the Board of Directors terminated the existing 2023 Debt Repurchase Program and approved a new Debt Repurchase Program under the same general terms mentioned above (“2026 Debt Repurchase Program”), but with an expiration date of November 5, 2027 and an authorized amount of up to $348.2 million in aggregate principal to retire the remaining outstanding 2028 Senior Notes. This new authorization is reflected within the Remaining Under the Plan amount.

(7)	On March 1, 2022, the Company’s Board of Directors approved a share buyback program. Under this program, the Company was authorized to purchase in the public market or in off-market transactions up to $100.0 million worth of the Company’s common stock through February 2025. The Company’s Board of Directors authorized and approved a three-year extension of the share repurchase program through February 2028 in February 2025 and an increase in the total authorization to $200.0 million in August 2026.

Q4 2026 GUIDANCE (i)

The following table presents ranges for the Company’s Q4 2026 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenues	$88.9	$90.9	$92.9
Adjusted EBITDA	$44.7	$46.2	$47.7
Adjusted earnings per diluted share (ii)	$1.48	$1.53	$1.58

FY 2026 GUIDANCE (i)

The following table presents ranges for the Company’s updated 2026 full year guidance (in millions, except per share amounts). The Revenue and Adjusted EBITDA ranges have been narrowed within the previously provided guidance, and the Adjusted earnings per diluted share range has been raised, in each case based on year to date 2026 performance plus the Q4 2026 guidance presented above:

	Prior Provided as of August 6, 2026		Updated as of November 5, 2026
	Low	High	Low	High
Revenues	$350	$364	$360	$364
Adjusted EBITDA	$182	$193	$188	$192
Adjusted earnings per diluted share (ii)	$5.55	$5.95	$6.00	$6.10

Notes:

(i)
Annual and quarterly guidance is provided on a non-GAAP basis, except revenues, only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

(ii)	Annual and quarterly guidance for Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, gains or losses on investments, intercompany related foreign exchange (gain) loss and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for Q4 2026 is expected to be between 11.0% and 13.0% and FY 2026 is expected to be between 17.0% and 19.0%.
About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is a global leader in digital cloud fax technology. With over 25 years of success with eFax® at its core, the Company has evolved to be a trusted provider of interoperability solutions, leveraging artificial intelligence and secure data exchange to transform digital information, automate critical workflows, and maximize operational efficiencies. Consensus offers select services with independently audited compliance controls and enterprise grade security, making it a preferred partner for heavily regulated industries including healthcare, the public sector, financial services, insurance, real estate, and manufacturing. For more information about Consensus, visit consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc.
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); the impact of new or additional tariffs or other trade restrictions, and the impacts of a U.S. federal government shutdown; and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2025 Annual Report on Form 10-K filed by Consensus on February 13, 2026, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these non-GAAP financial measures, please see the appropriate GAAP to non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$106,663	$74,685
Accounts receivable, net of allowances of $2,788 and $3,105, respectively	26,064	23,686
Prepaid expenses and other current assets	9,387	18,788
Total current assets	142,114	117,159
Property and equipment, net	125,978	116,869
Operating lease right-of-use assets	3,945	5,098
Intangibles, net	39,588	38,761
Goodwill	352,576	352,939
Deferred income taxes	20,627	21,666
Other assets	24,773	11,323
TOTAL ASSETS	$709,601	$663,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$43,556	$36,045
Income taxes payable, current	4,601	97
Deferred revenue, current	20,430	19,773
Operating lease liabilities, current	2,663	2,576
Current portion of long-term debt	—	7,047
Total current liabilities	71,250	65,538
Long-term debt, net of current portion	549,573	551,322
Deferred revenue, noncurrent	1,319	1,567
Operating lease liabilities, noncurrent	7,667	9,754
Liability for uncertain tax positions	16,403	14,484
Deferred income taxes	12,666	7,176
Other long-term liabilities	2,489	201
TOTAL LIABILITIES	661,367	650,042
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 21,358,233 and 21,057,258 shares and total outstanding is 17,807,355 and 18,958,448 shares as of September 30, 2026 and December 31, 2025, respectively	213	211
Treasury stock, at cost (3,550,878 and 2,098,810 shares as of September 30, 2026 and December 31, 2025, respectively)	(103,209)	(55,476)
Additional paid-in capital	90,647	76,984
Retained earnings	74,888	849
Accumulated other comprehensive loss	(14,305)	(8,795)
TOTAL STOCKHOLDERS’ EQUITY	48,234	13,773
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$709,601	$663,815

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$91,003	$87,767	$270,831	$262,626

Cost of revenues (1)	19,069	17,520	54,260	53,214
Gross profit	71,934	70,247	216,571	209,412
Operating expenses:
Sales and marketing (1)	13,094	13,006	40,413	38,246
Research, development and engineering (1)	2,579	1,950	6,870	5,406
General and administrative (1)	20,692	17,361	59,147	51,284
Total operating expenses	36,365	32,317	106,430	94,936
Income from operations	35,569	37,930	110,141	114,476
Interest expense	(8,483)	(8,836)	(24,178)	(26,485)
Interest income	898	759	2,324	1,694
Other income (expense), net	269	128	7,714	(3,285)
Income before income taxes	28,253	29,981	96,001	86,400
Income tax expense	6,273	7,890	21,962	22,376
Net income	$21,980	$22,091	$74,039	$64,024

Net income per common share:
Basic	$1.21	$1.16	$4.02	$3.31
Diluted	$1.15	$1.15	$3.88	$3.29

Weighted average shares outstanding:
Basic	18,128,349	18,995,385	18,398,276	19,319,133
Diluted	19,055,851	19,253,566	19,091,309	19,478,533

(1) Includes share-based compensation expense as follows:
Cost of revenues	$571	$467	$1,634	$1,454
Sales and marketing	1,034	700	2,779	2,116
Research, development and engineering	321	108	777	320
General and administrative	3,805	2,691	10,565	8,547
Total	$5,731	$3,966	$15,755	$12,437

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$74,039	$64,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,058	14,268
Amortization of financing costs and discounts	1,160	1,292
Non-cash operating lease costs	1,120	1,198
Share-based compensation	15,755	12,437
Provision for doubtful accounts	4,891	3,298
Deferred income taxes, net	5,946	9,814
Unrealized gain on investments	(5,300)	—
Other	167	123
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(8,218)	(2,373)
Prepaid expenses and other current assets	9,575	9,833
Other assets	(2,978)	(474)
Increase (decrease) in:
Accounts payable and accrued expenses	7,116	6,988
Income taxes payable	4,578	1,380
Deferred revenue	(187)	(463)
Operating lease liabilities	(1,967)	(1,593)
Liability for uncertain tax positions	1,919	1,143
Other liabilities	22	(27)
Net cash provided by operating activities	124,696	120,868
Cash flows from investing activities:
Purchases of property and equipment	(22,216)	(22,335)
Acquisition of businesses, net of cash received	(2,355)	—
Purchase of investments	(1,500)	(5,000)
Net cash used in investing activities	(26,071)	(27,335)
Cash flows from financing activities:
Proceeds from line of credit	96,845	—
Repayment of line of credit	(33,095)	—
Repayment of term loan	(74,375)	—
Debt issuance costs	(2,584)	(1,673)
Proceeds from the issuance of common stock under employee stock purchase plan	707	694
Repurchase of common stock	(47,491)	(15,036)
Taxes paid related to net share settlement	(5,151)	(1,280)
Repurchase of debt	—	(15,764)
Net cash used in financing activities	(65,144)	(33,059)
Effect of exchange rate changes on cash and cash equivalents	(1,503)	3,630
Net change in cash and cash equivalents	31,978	64,104
Cash and cash equivalents at beginning of period	74,685	33,545
Cash and cash equivalents at end of period	$106,663	$97,649

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Fair value of contingent consideration and deferred payments related to acquisitions	$1,907	$—
Non-cash conversion and exchange of private company investments	$8,998	$—
2025 Credit Facility borrowings retained by continuing lenders under the 2026 Credit Facility	$106,530	$—

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of Net income to Adjusted net income for the three months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026	Per Diluted Share	2025	Per Diluted Share
Net income	$21,980	$1.15	$22,091	$1.15
Plus:
Share-based compensation (a)	5,731	0.30	3,966	0.20
Foreign exchange (gain) loss (b)	(202)	(0.01)	(259)	(0.01)
Amortization of acquired intangibles (c)	620	0.03	631	0.03
Intra-entity transfers (d)	823	0.04	920	0.05
Debt extinguishment loss (e)	385	0.02	—	—
Other (f)	488	0.03	(55)	—
Income tax impact of above items	(1,167)	(0.06)	(677)	(0.04)
Adjusted net income	$28,658	$1.50	$26,617	$1.38
Adjusted net income as calculated above represents net income and the items used to reconcile GAAP to non-GAAP financial measures, including (a) share-based compensation; (b) intercompany related foreign exchange (gain) loss; (c) amortization of acquired intangibles; (d) intra-entity transfers; (e) debt extinguishment loss; (f) other benefits or costs related to non-routine and other matters; and (g) income tax impact. Adjusted net income and weighted average diluted shares are then used to calculate Adjusted earnings per diluted share. The Company discloses these measures as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of these measures provides useful information to investors.
Adjusted net income and Adjusted earnings per diluted share are not calculated in accordance with, or presented as an alternative to, net income or earnings per diluted share, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, these measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Company’s non-GAAP financial measures are adjusted for the following items:

(a) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(b) Foreign exchange (gain) loss. The Company excludes intercompany related gains or losses associated with foreign exchange. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(c) Amortization of acquired intangibles. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(d) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively, during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that excluding the cumulative future unrealized benefit of the assets transferred in 2019 and amortization of the tax asset in the subsequent years in the non-GAAP financial measures, thereby presenting the tax benefit in the non-GAAP measures in the year of realization, provides meaningful supplemental information regarding operational performance and facilitates comparisons to historical operating results.

(e) Debt extinguishment loss. The Company excludes certain gains or losses associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(f) Other. The Company excludes certain benefits or costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,
	2026	2025
Net income	$21,980	$22,091
Plus:
Interest expense	8,483	8,836
Interest income	(898)	(759)
Other income, net	(269)	(128)
Income tax expense	6,273	7,890
Depreciation and amortization	6,364	4,519
EBITDA:
Plus:
Share-based compensation	5,731	3,966
Other	(37)	(55)
Adjusted EBITDA	$47,627	$46,360
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other income, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including share-based compensation and other benefits or costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.
Adjusted EBITDA is not calculated in accordance with, or presented as an alternative to, net income, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(UNAUDITED, IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$45,602	$51,626	$124,696	$120,868
Less: Purchases of property and equipment	(7,033)	(7,185)	(22,216)	(22,335)
Free cash flow	$38,569	$44,441	$102,480	$98,533

Net cash provided by operating activities in Q3 2026 decreased to $45.6 million from $51.6 million in Q3 2025. Free cash flow in Q3 2026 decreased to $38.6 million from $44.4 million in Q3 2025. The decreases in net cash provided by operating activities and Free cash flow were primarily attributable to changes in our working capital accounts.

The term Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. The Company discloses Free cash flow as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flow is not calculated in accordance with, or presented as an alternative to, net cash provided by operating activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Free cash flow is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months ended September 30, 2026 and 2025 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended September 30,
	2026	2025
Corporate revenue	$61,420	$56,299
Corporate customer accounts (1)	69	63
Corporate Average Revenue per Customer Account (“ARPA”) (1,2)	$301.42	$300.16
Corporate paid adds (3)	9	8
Corporate monthly account churn (4)	3.87%	2.73%

SoHo revenue	$29,583	$31,468
SoHo customer accounts (1)	641	661
SoHo ARPA (1,2)	$15.42	$15.56
SoHo paid adds (3)	101	51
SoHo monthly account churn (4)	4.78%	3.71%

(1) Consensus customers are defined as paying Corporate and SoHo customer accounts. In the first quarter of 2026, we removed duplicate accounts from the number of Corporate customer accounts. The prior year period has been revised for consistency with the current year, and all metrics calculated based on the number of customer accounts (including ARPA and monthly account churn %) are calculated based on the revised number. As a result of these changes, the prior year period Corporate customer accounts decreased by 2 thousand.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn represents paid monthly Corporate and SoHo customer accounts that were cancelled during each month of the quarter divided by the average number of customers during each month of the same quarter (including the paid adds). The period measured is the quarter and expressed as a monthly churn rate over the quarter period.